UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2014 (November 25, 2014)
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OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 25, 2014, Raymond Nowak entered into a letter agreement (the “Letter Agreement”) with OUTFRONT Media Inc. (the “Company”), pursuant to which Mr. Nowak will step down from his position as Executive Vice President, Chief Administrative Officer and U.S. Chief Financial Officer of the Company, effective December 31, 2014. Mr. Nowak will remain with the Company for an advisory period until the later of February 27, 2015 or the date the 2015 long-term incentive awards are granted (the “Separation Date”).
Under the terms of the Letter Agreement, Mr. Nowak will be paid the severance payments and benefits provided in Mr. Nowak’s Employment Agreement, dated as of November 25, 2013, filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-11 (File No. 333-189643) on February 18, 2014, subject to the general release of claims and other terms provided therein, except that the date to which any unvested restricted stock units, stock options or other equity awards granted to Mr. Nowak will continue to vest has been extended from July 31, 2017 to April 2, 2018. Mr. Nowak’s salary will remain at its current level until the Separation Date, and Mr. Nowak will be eligible for his performance year 2014 bonus as well as a pro-rata portion of his 2015 bonus. Mr. Nowak will also receive a 2015 equity grant at target value.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Letter Agreement with Raymond Nowak, dated as of November 25, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: December 2, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement with Raymond Nowak, dated as of November 25, 2014.